As filed with the Securities and Exchange Commission on October 15, 1997

                                File No. 811-8578


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                            ------------------------


                                    FORM N-1A

                             REGISTRATION STATEMENT

                                      UNDER

                       THE INVESTMENT COMPANY ACT OF 1940

                                 Amendment No. 3

                             ADVISERS MANAGERS TRUST

             (Exact Name of the Registrant as Specified in Charter)

                                605 Third Avenue
                          New York, New York 10158-0180
                    (Address of Principal Executive Offices)

                         Registrant's Telephone Number,
                       including area code: (212) 476-8800



                           Lawrence Zicklin, President
                             ADVISERS MANAGERS TRUST
                           605 Third Avenue, 2nd Floor
                          New York, New York 10158-0180

                     (Name and Address of agent for service)

                                   Copies to:

                             Jeffrey S. Puretz, Esq.
                             DECHERT PRICE & RHOADS
                               1500 K Street, N.W.
                             Washington, D.C. 20005



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                                EXPLANATORY NOTE


         This Registration Statement is being filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Nevertheless, beneficial interests in the series of the Registrant are not being registered under the Securities Act of 1933, as amended, ("1933 Act") because such interests are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant's series may currently be made only by regulated investment companies, segregated asset accounts, and certain qualified pension and retirement plans. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.

                                     Part A

         Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

         Responses to certain Items required to be included in Part A of this Registration Statement are incorporated herein by reference to Post-Effective Amendment No. 22 to the Registration Statement of Neuberger&Berman Advisers Management Trust ("N&B Trust") (1933 Act File No. 2-88566, 1940 Act File No. 811-4255, EDGAR accession No. 0000943663-97- 0000091), as filed with the
Securities and Exchange Commission (the "Commission") on March 28, 1997 ("Statement 22") and Post-Effective Amendment No. 25 to the Registration Statement of N&B Trust (EDGAR accession No. 0000943663-97-000256, as filed with the Commission on October 14, 1997, with respect to the Mid-Cap Growth Portfolio and Guardian Portfolio of N&B Trust ("Statement 25"). Part A of Statement 22 includes the joint prospectus of N&B Trust ("Joint Prospectus") and the separate prospectuses for each of the portfolios of N&B Trust other than the Mid-Cap Growth and Guardian Portfolios, each as amended by a supplement filed under Form Type 497 with the Commission on August 4, 1997 (EDGAR accession No. 0000943663-97-000181) and incorporated herein by reference(collectively,
"Statement   22  Part  A").  Part  A  of  Statement  25  includes  the  separate prospectuses for the Mid-Cap Growth and Guardian Portfolios of N&B Trust ("Statement 25 Part A").

Item 4.  General Description of Registrant.

         Advisers Managers Trust (the "Trust") is a diversified, no-load, open-end management investment company that was organized as a trust under the laws of the State of New York pursuant to a Declaration of Trust dated May 24, 1994, as amended April 26, 1995.

         Beneficial interests in the Trust are divided into nine separate subtrusts or "series", each having a distinct investment objective and distinct investment policies and limitations: AMT Balanced Investments, AMT Government
Income Investments, AMT Growth Investments, AMT Limited Maturity Bond Investments, AMT Liquid Asset Investments, AMT Partners Investments, AMT International Investments, AMT Mid-Cap Growth Investments and AMT Guardian Investments (each a "Series"). The assets of each Series belong only to that Series, and the liabilities of each Series are borne solely by that Series and no other.

         Beneficial interests in the Series are issued solely in private placement transactions that do not involve any "public offering" within the meaning of section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Series may be made only by regulated investment companies, insurance company separate accounts, and certain qualified pension and retirement plans. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         Neuberger & Berman Management Incorporated ("N&B Management") serves as the investment manager and Neuberger & Berman, LLC ("Neuberger & Berman") serves as the sub-adviser of each Series. N&B Management also provides administrative services to the Series.

         Information on each Series' investment objective, the kinds of securities in which each Series principally invests, other investment practices of the Series, and risk factors associated with investments in the Series is incorporated herein by reference from the sections entitled "Summary--Risk Factors; Management; The Neuberger&Berman Investment Approach" and "Investment Programs" in the Joint Prospectus in Statement 22 Part A and Statement 25 Part
A. An explanation of certain types of investments made by each Series is incorporated herein by reference to the section entitled "Description of Investments" in the Joint Prospectus in Statement 22 Part A and Statement 25 Part A. Additional investment techniques, features and limitations concerning the Series' investment programs are described in Part B of this Registration Statement.

Item 5.  Management of the Fund

         A description of how the business of the Trust is managed is incorporated herein by reference to the section entitled "Management and Administration" in the Joint Prospectus in Statement 22 Part A and Statement 25 Part A. The following list identifies the section of the Joint Prospectus in Statement 22 Part A and the individual Prospectuses in Statement 25 Part A under which information required by Item 5 of Form N-1A may be found; each listed section is incorporated herein by reference.


Item 5(a)             Management and Administration -- Trustees and
                      Officers

Item 5(b)             Management and Administration -- Investment
                      Manager, Administrator, Sub-Adviser, and
                      Distributor; Expenses

Item 5(c)             Management and Administration -- Investment
                      Manager, Administrator, Sub-Adviser, and
                      Distributor

Item 5(d)             Management and Administration -- Transfer and
                      Dividend Paying Agent

Item 5(e)             Management and Administration -- Transfer and
                      Dividend Paying Agent

Item 5(f)             Management and Administration -- Investment
                      Manager, Administrator, Sub-Adviser, and
                      Distributor

Item 6.  Capital Stock and Other Securities

         The Trust was organized as a common law trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate subtrusts or "series" of the Trust. The Trust currently has six operating series. As of October 15, 1997, AMT International Investments, AMT Mid-Cap Growth Investments, and AMT Guardian Investments had not yet commenced investment operations. The Trust reserves the right to create and issue additional series.

         Each investor in a Series is entitled to participate equally in the Series' earnings and assets and to vote in proportion to the amount of its investment in the Series. Investments in a Series may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Each investor in a Series is liable for all obligations of the Series, but not of the other Series. Nevertheless, because a Series will indemnify each investor therein with respect to any liability to which the investor may become subject by reason of being such an investor, the risk of an investor in a Series incurring financial loss on account of such liability would be limited to circumstances in which the Series had inadequate insurance and was unable to meet its obligations (including indemnification obligations) out of its assets.

         Investments in a Series have no preemptive or conversion rights and are fully paid and non-assessable to the Trust, except as set forth below. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when in the Trustees' judgment it is necessary or desirable to submit matters to an investor vote. Changes in fundamental policies or limitations will be submitted to investors for approval. Investors have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Series, investors will be entitled to share pro rata in the net assets available for distribution to investors.

         Each Series' net asset value ("NAV") is determined each day on which the New York Stock Exchange ("NYSE") is open for trading (a "Business Day"). This determination is made once during each Business Day for each Series as of the close of regular trading on the NYSE, which is usually 4:00 p.m., Eastern time (each a "Valuation Time").

         Each investor in a Series may add to or reduce its investment in the Series on each Business Day. At each Valuation Time, the value of each investor's beneficial interest in a Series will be determined by multiplying the Series' net asset value by the percentage effective for that day, which represents that investor's share of the aggregate beneficial interests in the Series. Any additions to or withdrawals of those interests, which are to be effected on that day, will then be effected. Each investor's share of the aggregate beneficial interests in the Series then will be recomputed using the percentage equal to the fraction (1) the numerator of which is the value of the investor's investment in the Series as of the Valuation Time on that day plus or minus, as the case may be, the amount of any additions to or withdrawals from such investment effected on that day and (2) the denominator of which is the Series' aggregate net asset value as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Series by all investors. The percentages so determined then will be applied to determine the value of each investor's respective interest in the Series as of the Valuation Time on the following Business Day.

         A Series' net income consists of (1) all accrued interest, including earned discount (both original issue and market discount), dividends, and other income, including any net realized gains or losses on the Series' assets, less
(2) all actual and accrued expenses of the Series, and amortization of any premium, all as determined in accordance with generally accepted accounting principles. All of a Series' net income is allocated pro rata among the investors in the Series. A Series' net income generally is not distributed to the investors in the Series, except as determined by the Trustees from time to time, but instead is included in the value of the investors' respective beneficial interests in the Series.

         Under the current method of the Series' operations, investors are not subject to any income tax. Nonetheless, each investor in a Series is taxable on its share (as determined in accordance with the Trust's governing instruments and the Internal Revenue Code of 1986, as amended ("Code"), and the regulations promulgated thereunder) of the Series' ordinary income and capital gain. It is intended that each Series' assets, income and distributions will be managed in such a way that an investor in a Series will be able to satisfy the requirements of Subchapter M and Section 817 of the Code and the regulations thereunder, assuming that the investor invested all of its assets in the Series. See Part B for a discussion of the foregoing tax matters and certain other matters.

         As of October 15, 1997, N&B Trust was, through portfolios, the owner of over 99% of the value of the outstanding interests in the Trust and each operational series thereof. Nonetheless, on most issues subject to a vote of investors, as required by the 1940 Act and other applicable law, N&B Trust has undertaken that it will solicit proxies from its shareholders and will vote its interest in the Series of the Trust in proportion to the votes cast by N&B Trust's shareholders.

         Inquiries by a holder of an interest in a Series should be directed to such Series at the following address: 605 Third Avenue, New York, New
York, 10158-0180.

Item 7.  Purchase of Securities

         Beneficial interests in the Series are issued solely in private placement transactions that do not involve any "public offering" within the meaning of section 4(2) of the 1933 Act. See "General Description of Registrant" above. All investments in the Series are made without a sales load, at the net asset value next determined after an order is received by the Series. The net asset value of each Series is determined on each Business Day as of the Valuation Time.

         Information on the time and method of valuation of the Series' assets is incorporated herein by reference to the section entitled "Share Price and Net Asset Value" in the Joint Prospectus in Statement 22 Part A and Statement 25 Part A.

         The Trust reserves the right to cease accepting investments in a Series at any time or to reject any investment order.

         The Trust's placement agent is N&B Management. Its principal business address is 605 Third Avenue, New York, New York 10158-0180. N&B Management receives no compensation for serving as the Trust's placement agent.

Item 8.  Redemption or Repurchase

         An investor in any Series may withdraw all or any portion of its investment at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Trust. The proceeds of a withdrawal will be paid by the Series in federal funds normally on the Business Day the withdrawal is effected, but in any event within seven days.

         The Series reserve the right to pay withdrawals in kind. Unless requested by an investor or deemed by N&B Management to be in the best interests of investors in a Series as a group, a Series will not pay a withdrawal in kind to an investor, except in situations where that investor may pay redemptions in kind.

         Investments in a Series may not be transferred.

         The right of any investor to receive payment with respect to any withdrawal may be suspended, or the payment of the withdrawal proceeds postponed, during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or to the extent otherwise permitted by the 1940 Act.

Item 9.  Pending Legal Proceeding

         Not applicable.

                                     PART B

         Part B of this Registration Statement should be read only in conjunction with Part A. Capitalized terms used in Part B and not otherwise defined have the meanings given to them in Part A of this Registration Statement.

         Responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference to Statement 22 and Statement 25. Part B of Statement 22 includes the joint Statement of Additional Information of N&B Trust with respect to all series except the Mid-Cap Growth Portfolio and Guardian Portfolio of N&B Trust, as amended by a supplement filed under Form Type 497 with the Commission on August 4, 1997 (EDGAR accession No. 00009143663-97-000181) and incorporated herein by reference ("Statement 22 Part B"). Part B of Statement 25 includes the joint Statement of Additional Information of the Mid-Cap Growth Portfolio and Guardian Portfolio of N&B Trust ("Statement 25 Part B").


Item 10.  Cover Page

          Not Applicable

Item 11.  Table of Contents

                                                                     Page


General Information and History.....................................  2

Investment Objectives and Policies..................................  2

Management of the Trust.............................................  2

Control Persons and Principal Holders of Securities.................  4

Brokerage Allocation and Other Practices............................  6

Capital Stock and Other Securities..................................  6

Purchase, Redemption and Pricing of Securities......................  7

Tax Status..........................................................  8

Underwriters........................................................  8

Calculation of Performance Data.....................................  8

Financial Statements................................................  8

Item 12.  General Information and History

          Not Applicable

Item 13.  Investment Objectives and Policies

          Part A contains information about the investment objectives, policies, and limitations of each Series of the Trust. This section contains supplemental information concerning the investment policies and portfolio strategies that the Series may utilize, the types of securities and other instruments in which the Series may invest, and certain risks attendant to those investments, policies, and strategies.

          Information on the fundamental and non-fundamental investment policies and limitations of each Series, the types of securities bought and investment techniques used by each Series, and certain risks attendant thereto, as well as information on the Series' investment programs, is incorporated herein by reference to the Section entitled "Investment Information" in Statement 22 Part B and Statement 25 Part B. "Certain Risk Considerations" in Statement 22 Part B and Statement 25 Part B is also incorporated herein by reference.

Item 14.  Management of the Trust

          Information about the Trustees and officers of the Trust, and their roles in management of the Trust and other Neuberger&Berman Funds(R), is incorporated herein by reference to the section entitled "Trustees and Officers" in Statement 25 Part B.

          The following table sets forth information concerning the compensation of Trustees and officers of the Trust. None of the Neuberger&Berman Funds has any retirement plan for its trustees or officers.

                               COMPENSATION TABLE


                                                               Total
                                                               Compensation
                                  Aggregate                    From Trust
Name of Person,                   Compensation                 and Fund
Position                          From Trust(1)                Complex Paid
                                                               to Trustees
------------------------------------------------------------------------------

Stanley Egener,                       None                        None(2)
   Chairman and
  Trustee

Faith Colish,                        $10,000                    $50,000(3)
   Trustee

Walter G.                            $10,250                     $19,500(4)
Ehlers,
   Trustee

Leslie A.                            $9,250                       $18,500
Jacobson,
   Trustee

Robert M.                            $10,500                      $20,000
Porter,
   Trustee

Ruth E.                              $9,500                       $19,000
Salzmann,
   Trustee

Peter P. Trapp,                      $2,500                       $5,000
   Trustee

Lawrence                              None                        None(3)
Zicklin,
   President
  and Trustee



(1)      For the period from January 1 through December 31, 1996.
(2)      Nine other investment companies.
(3)      Five other investment companies.
(4)      One other investment company.

Item 15.  Control Persons and Principal Holders of Securities

          As of October 15, 1997, each Series (with the exception of AMT International Investments, AMT Mid-Cap Growth Investments, and AMT Guardian Investments, which as of such date had not yet commenced investment operations) could be deemed to be under the control of a corresponding series of Neuberger&Berman Advisers Management Trust ("N&B Trust"), a Delaware business trust. As of October 15, 1997, N&B Trust, through its portfolios ("Portfolios") was the owner of over 99% of the value of the outstanding interests in the Trust and each operational Series thereof. Any investor owning more than 50% of the value of the outstanding interests in a Series may take actions without the approval of any other investor who invests in the Series.

         Shares of beneficial interest in N&B Trust are offered to life insurance companies for allocation to certain of their separate accounts established for the purpose of funding variable annuity contracts and variable life insurance policies. Shares of beneficial interest in the Balanced Portfolio of N&B Trust are also offered directly to qualified pension and retirement plans.

         N&B Trust has informed the Trust that whenever one of its Portfolios is requested to vote on a matter pertaining to a Series, the Portfolio affected will hold a meeting of its shareholders and will vote its interest in the Series in proportion to the votes cast by the respective Portfolio's shareholders. It is anticipated that other registered investment companies investing in any Series will follow the same or a similar practice.

         Information about the holders of securities of the Portfolios of N&B Trust is incorporated herein by reference to the Section entitled "Control Persons and Principal Holders of Securities" in Statement 25 Part B.

         The address of N&B Trust is 605 Third Avenue, 2nd Floor, New York, NY 10158-0180.

Item 16.  Investment Management and Other Services

          Information on the investment management and other services provided for or on behalf of each Series is incorporated herein by reference to the sections entitled "Investment Management, Advisory and Administration Services", "Trustees and Officers", "Custodian and Transfer Agent", "Independent Auditors", and "Legal Counsel" in Statement 22 Part B and Statement 25 Part B. The following list identifies the specific sections in the respective Part Bs under which the information required by Item 16 of Form N-1A may be found; each listed section is incorporated herein by reference.

Item 16(a)                 Investment Management, Advisory and
                           Administration Services -- Management
                           and Control of N&B Management

Item 16(b)                 Investment Management, Advisory and
                           Administration Services -- All
                           Portfolios and their corresponding
                           Series; Investment Management, Advisory and Administration Services -- Sub-Adviser

Item 16(c)                 Not applicable

Item 16(d)                 Not applicable

Item 16(e)                 Not applicable

Item 16(f)                 Not applicable

Item 16(g)                 Not applicable

Item 16(h)                 Custodian and Transfer Agent;
                           Independent Auditors

Item 16(i)                 Not applicable

         The total management fees paid by each Series of the Trust to N&B Management for the period from May 1, 1995 (commencement of operations) to December 31, 1996 is as follows:

                                                  1995(1)            1996(2)

AMT Balanced Investments                       $  753,916         $  922,203

AMT Liquid Asset Investments                   $   25,225         $   38,108

AMT Partners Investments                       $  312,581         $2,119,916

AMT Limited Maturity Bond                      $  576,781         $  619,883
Investments

AMT Growth Investments                         $2,025,792         $3,011,031

AMT Government Income Investments              $    3,969         $   10,138



(1)      May 1 through December 31, 1995.

(2)      One year ended December 31, 1996.

Item 17.  Brokerage Allocation and Other Practices

          A description of each Series' brokerage allocation and other practices
is  incorporated   herein  by  reference  to  the  section  entitled  "Portfolio
Transactions" in Statement 22 Part B and Statement 25 Part B.

Item 18.  Capital Stock and Other Securities

          Each investor in a Series is entitled to a vote in proportion to the amount of its investment therein. Investors in the Series will all vote together in certain circumstances (e.g., election of the Trustees and auditors, as required by the 1940 Act and the rules thereunder). One or more Series could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust or in a Series, as the case may be, may control the outcome of votes. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when (1) a majority of the Trustees determines to do so or (2) a Series requests in writing a meeting of investors in the Trust. No material amendment may be made to the trust's Declaration of Trust without the affirmative majority vote of investors.

         The Trust, with respect to a Series, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by a 1940 Act majority vote. A Series may be terminated (1) upon liquidation and distribution of its assets, if approved by the vote of at least two-thirds of its investors, or (2) by the Trustees on written notice to the Series' investors.

         The Trust is organized as a trust under the laws of the State of New York. Investors in a Series will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations than its proportionate beneficial interest. The Declaration of Trust also provides that the Trust shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Series, investors, Trustees, officers, employees, and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of such liability would be limited to circumstances in which the Series had inadequate insurance and was unable to meet its obligations out of its assets.

          The Declaration of Trust further provides that obligations of a Series are not binding upon the Trustees individually but only upon the property of the

Series and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any
liability  to  which  he  would   otherwise  be  subject  by  reason  of  wilful
misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

         Upon liquidation or dissolution of any Series, the investors therein would be entitled to share pro rata in its net assets available for distribution to investors.

Item 19.  Purchase, Redemption and Pricing of Securities

          Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See Items 4, 7 and 8 in Part A.

         AMT Liquid Asset Investments, in accordance with Rule 2a-7 under the 1940 Act, will use the amortized cost method of valuation to enable AMT Liquid Asset Investments to try to maintain a stable NAV of $1.00 per share. AMT Liquid Asset Investments values its securities at their cost at the time of purchase and assumes a constant amortization to maturity of any discount or premium. Although the Series' reliance on Rule 2a-7 and the Series' use of the amortized cost valuation method should enable the Series, under most conditions, to maintain a stable $1.00 share price, there can be no assurance that it will be able to do so.

         AMT Balanced (debt securities portion), Government Income and Limited Maturity Bond Investments generally value their securities on the basis of bid quotations from independent pricing services or principal market makers, or, if quotations are not available, by a method that the trustees of Managers Trust believe accurately reflects fair value. The Series periodically verify valuations provided by the pricing services. Short-term securities with remaining maturities of less than 60 days may be valued at cost which, when combined with interest earned, approximates market value.

          AMT Balanced (equity portion), Growth, Partners, Mid-Cap Growth and Guardian Investments value their equity securities (including options) listed on the NYSE, the American Stock Exchange ("AMex"), other national exchanges, or the NASDAQ market, and other securities for which market quotations are readily available, at the latest sale price on the day NAV is calculated. If there is no reported sale of such a security on that day, that security is valued at the mean between its closing bid and asked prices. The Series value all other securities and assets, including restricted securities, by a method that the trustees of Managers Trust believe accurately reflects fair value.

         Equity securities held by AMT International Investments are valued at the last sale price on the principal exchange or in the principal over-the-counter market in which such securities are traded, as of the close of business on the day the securities are being valued, or if there are no sales, at the last available bid price. Debt obligations held by AMT International Investments are valued at the last available bid price for such securities, or if such prices are not available, at prices for securities of comparable maturity, quality, and type. Foreign securities are translated from the local currency into U.S. dollars using current exchange rates. AMT International Investments values all other types of securities and assets, including restricted securities and securities for which market quotations are not readily available, by a method that the trustees of Managers Trust believe accurately reflects fair value. AMT International Investments' portfolio securities are listed primarily on foreign exchanges which may trade on days when the NYSE is closed. As a result, the NAV of AMT International may be significantly affected on days when shareholders have no access to the Series.

          Each Series calculates its NAV as of the close of regular trading on the NYSE, usually 4 p.m. Eastern Time.

Item 20.  Tax Status

          Information on taxation of the Series is incorporated herein by reference to the section entitled "Additional Tax Information -- Taxation of the Series" in Statement 22 Part B and Statement 25 Part B, substituting for
"Portfolio" whenever used therein either "investor in a Series" or "RIC investor" (i.e., an investor in a Series that intends to qualify as a regulated investment company ("RIC") for federal income tax purposes), as the context requires.

Item 21.  Underwriters

          N&B Management, 605 Third Avenue, New York, New York 10158- 0180, a New York Corporation that is the Series' investment manager serves as the Trust's placement agent. N&B Management receives no compensation for such placement agent services.

Item 22.  Calculation of Performance Data

          Not applicable.

Item 23.  Financial Statements

          The audited financial statements, notes to the audited financial statements, and reports of the independent auditors for the fiscal year ended

December 31, 1996 for Advisers Managers Trust (with respect to AMT Balanced Investments, AMT Government Income Investments, AMT Growth Investments, AMT Limited Maturity Bond Investments, AMT Liquid Asset Investments and AMT Partners Investments (the "operational Series")) are incorporated into this Part B by reference to the annual reports to shareholders of Neuberger&Berman Advisers Management Trust (File Nos. 2-88566 and 811-4255) for the fiscal year ended December 31, 1996. The unaudited financial statements, and notes to the unaudited financial statements for the period ended June 30, 1997 for Advisers Managers Trust (with respect to the operational Series) are incorporated into this Part B by reference to the semi-annual reports to shareholders of Neuberger&Berman Advisers Management Trust (File Nos. 2-88566 and 811-4255) for the period ended June 30, 1997.

                              RATINGS OF SECURITIES

         A description of corporate bond and commercial paper ratings is incorporated herein by reference to "Appendix A --Ratings of Securities" in Statement 25 Part B.

                             ADVISERS MANAGERS TRUST
                          AMENDMENT NO. 3 ON FORM N-1A

                                     PART C

                                OTHER INFORMATION


Item 24. Financial Statements and Exhibits

         (a)      Financial Statements:

                  The audited financial statements, notes to the audited financial statements, and reports of the independent auditors for the fiscal year ended December 31, 1996 for Advisers Managers Trust (with respect to AMT Balanced Investments, AMT Government Income Investments, AMT Growth Investments, AMT Limited Maturity Bond Investments, AMT Liquid Asset Investments and AMT Partners Investments (the "operational Series")) are incorporated into Part B by reference to the annual reports to shareholders of Neuberger&Berman Advisers Management Trust (File Nos. 2-88566 and 811-4255) for the period ended December 31, 1996.

                  The unaudited financial statements and notes to the unaudited financial statements for the period ended June 30, 1997 for Advisers Managers Trust with respect to the operational Series are incorporated into Part B by reference to the semi-annual reports to shareholders of Neuberger&Berman Advisers Management Trust (File Nos. 2-88566 and 811-4255) for the period ended June 30, 1997.


         (b)      Exhibits:

                  Exhibit
                  Number                    Description

                  (1) (a) Amended and Restated Declaration of Trust of Advisers Managers Trust. Incorporated by reference to Amendment No. 1 to Registrant's Registration Statement (File No. 811-8578, EDGAR accession No. 0000912057-96-007299).

                      (b) Establishment and Designation of new series of Registrant and Schedule A identifying series of Registrant. Filed herewith.

                  (2)          By-laws of Advisers Managers Trust.
                               Incorporated by reference to Amendment No. 1 to Registrant's Registration Statement (File No. 811-8578, EDGAR accession No. 0000912057-
                               96-007299).

                  (3)          Voting Trust Agreement.  None.

                  (4) (a)      Trust Instrument of Advisers Managers Trust,
                               Article IX, X.  Incorporated by reference to
                               Amendment No. 1 to Registrant's Registration
                               Statement (File No. 811-8578, EDGAR accession No. 0000912057-96-007299).

                      (b) By-laws of Advisers Managers Trust, Articles V, VI and VIII. Incorporated by reference to Amendment No. 1 to Registrant's Registration Statement (File No. 811-8578, EDGAR accession No. 0000912057-96-007299).

                  (5) (a) Management Agreement between Advisers Managers Trust and Neuberger&Berman Management Incorporated. Incorporated by reference to Post-Effective Amendment No. 22 to the Registration Statement of Neuberger&Berman Advisers Management Trust (File Nos. 2-88566 and 811-4255, EDGAR
                               accession No. 0000943663-97-0000091).

                      (b)      Sub-Advisory Agreement between
                               Neuberger&Berman Management Incorporated and
                               Neuberger&Berman with Respect to Advisers
                               Managers Trust. Incorporated by reference to Post-Effective Amendment No. 22 to the Registration Statement of Neuberger&Berman Advisers Management Trust (File Nos. 2-88566 and 811-4255, EDGAR accession No. 0000943663-
                               97-0000091).

                      (c) Substitution Agreement among Neuberger&Berman Management Inc., Advisers Managers Trust, Neuberger&Berman, L.P. and Neuberger&Berman, LLC. Incorporated by reference to Post-Effective Amendment No. 22 to the Registration Statement of Neuberger&Berman Advisers Management Trust (File Nos. 2-88566 and 811-4255, EDGAR accession No. 0000943663-
                               97-0000091).

                      (d) Schedule designating Series of Registrant subject to the Management Agreement. Incorporated by reference to Post-Effective Amendment No. 25 to the Registration Statement of Neuberger&Berman Advisers Management Trust (File Nos. 2-88566 and 811-4255, EDGAR accession No. 0000943663-97-
                               000256).

                      (e) Schedule designating Series of Registrant subject to the Sub-Advisory Agreement. Incorporated by reference to Post-Effective Amendment No. 25 to the Registration Statement of Neuberger&Berman Advisers Management Trust (File Nos. 2-88566 and 811-4255, EDGAR accession No. 0000943663-97-
                               000256).

                  (6)          Distribution Agreement.  None.

                  (7)          Bonus, Profit Sharing or Pension Plans. None.

                  (8) (a) Custodian Contract between Advisers Managers Trust and State Street Bank and Trust
                               Company.         Incorporated by reference to
                               Amendment No. 1 to Registrant's Registration
                               Statement (File No. 811-8578, EDGAR accession No. 0000912057-96-007299).

                      (b) Letter Agreement adding AMT International Investments of Registrant to the Custodian Contract. Incorporated by reference to Amendment No. 2 to Registrant's Registration Statement (File No. 811-8578, EDGAR accession No. 0000943663-97-000103).

                      (c) Schedule A to Custodian Contract designating approved foreign banking institutions and securities depositories. Incorporated by reference to Amendment No. 2 to Registrant's Registration Statement (File No. 811-8578, EDGAR accession No. 0000943663-97-000103).

                      (d) Custodian Fee Schedule. Incorporated by reference to Amendment No. 2 to Registrant's Registration Statement (File No. 811-8578, EDGAR accession No. 0000943663-97-000103).

                      (e) Form of Letter Agreement adding AMT Mid-Cap Growth Investments and AMT Guardian Investments to the Custodian Contract and Transfer Agency Agreement. Filed herewith.

                      (f) Schedule designating Series of Registrant subject to Custodian Contract. Filed herewith.

                  (9) (a) Transfer Agency Agreement between Advisers Managers Trust and State Street Bank and Trust Company. Incorporated by reference to Amendment No. 1 to Registrant's Registration Statement (File No. 811-8578, EDGAR accession No. 0000912057-96-007299).

                      (b) Letter Agreement adding AMT International Investments of Registrant to the Transfer Agency Agreement. Incorporated by reference to Amendment No. 2 to Registrant's Registration Statement (File No. 811-8578, EDGAR accession No. 0000943663-97-000103).

                      (c) Form of Fund Participation Agreement. Incorporated by reference to Post-Effective Amendment No. 22 to the Registration Statement of Neuberger&Berman Advisers Management Trust (File Nos. 2-88566 and 811-4255, EDGAR accession No. 0000943663-97-
                               0000091).

                      (d) Schedule designating the Series of Registrant subject to the Transfer Agency Agreement. Filed herewith.

                  (10)         Opinion and Consent of Dechert Price &
                               Rhoads.  None.

                  (11)         Opinion and Consent of Independent Auditors.
                               None.

                  (12)         Financial Statements Omitted from Prospectus.
                               None.

                  (13)         Letter of Investment Intent.  None.

                  (14)         Prototype Retirement Plan.  None.

                  (15)         Form of Distribution Plan Pursuant to Rule
                               12b-1. None.

                  (16)         Schedule of Computation of Performance
                               Quotations.  None.

                  (17)         Financial Data Schedules.  Filed herewith.

Item 25.          Persons Controlled By or Under Common Control with
                  Registrant

                  Not applicable.

Item 26.          Number of Holders of Securities

                  As of October 15, 1997, the number of record holders of the operational Series of the Registrant was as follows:

         Title of Class                              Number of Record Holders

         AMT Balanced Investments                               2

         AMT Growth Investments                                 2

         AMT Liquid Assets Investments                          2

         AMT Limited Maturity Bond Investments                  2

         AMT Partners Investments                               2

         AMT Government Income Investments                      2

         As of that date, AMT International Investments, AMT Mid-Cap Growth Investments, and AMT Guardian Investments had not yet commenced investment operations.

Item 27.  Indemnification

          A New York trust may provide in its governing instrument for indemnification of its officers and trustees from and against all claims and demands whatsoever. Article V, Section 5.4 of the Declaration of Trust provides that the Registrant shall indemnify, to the fullest extent permitted by law (including the Investment Company Act of 1940, as amended (the "1940 Act")), each trustee, officer, employee, agent or independent contractor (except in the case of an agent or independent contractor to the extent expressly provided by written contract) of the Registrant (including any individual, corporation, partnership, trust, association, joint venture or other entities, whether or not legal entities, and governments and agencies and political subdivision thereof ("Person"), who serves at the Registrant's request as a director, officer or trustee of another organization in which the Registrant has any interest as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by such Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such Person may be involved or with which such Person may be threatened, while in office or thereafter, by reason of such Person being or having been such a trustee, officer, employee, agent or independent contractor, except with respect to any matter as to which such Person shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of such person's duties, such liabilities and expenses being liabilities only of the series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for such payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Person's office: (i) by the court or other body approving the settlement or other disposition; or (ii) based upon a review of readily available facts (as opposed to a full trial-type inquiry), by written opinion from independent legal counsel approved by the trustees; or (iii) by a majority of the trustees who are neither "interested persons" (as defined in the 1940 Act) of the Registrant nor parties to the matter, based upon a review of readily available facts (as opposed to a full trial-type inquiry). The rights accruing to any Person under these provisions shall not exclude any other right to which such Person may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted in the Registrant's Declaration of Trust or to which such Person may be otherwise entitled except out of the trust Property (as defined in the Declaration of Trust). The rights of indemnification provided herein may be insured against by policies maintained by the Registrant. The trustees may make advance payments in connection with this indemnification, provided that the indemnified Person shall have given a written undertaking to reimburse the Registrant in the event it is subsequently determined that such Person is not entitled to such indemnification, and provided further that either: (i) such Person shall have provided appropriate security for such undertaking; or (ii) the Registrant is insured against losses arising out of any such advance payments; or (iii) either a majority of the trustees who are neither "interested persons" (as defined in the 1940 Act) of the Registrant nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such Person will not be disqualified from indemnification.

          Pursuant to Article V, Section 5.1 of the Registrant's Declaration of Trust, each holder of an interest in a series of the Registrant shall be jointly and severally liable with every other holder of an interest in that series (with rights of contribution inter se in proportion to their respective interests in the series) for the liabilities and obligations of that series (and of no other series) in the event that the Registrant fails to satisfy such liabilities and obligations from the assets of that series; provided, however, that, to the extent assets of that series are available, the Registrant shall indemnify and hold each holder harmless from and against any claim or liability to which such holder may become subject by reason of being or having been a holder of an interest in that series to the extent that such claim or liability imposes on the holder an obligation or liability which, when compared to the obligations and liabilities imposed on other holders of interests in that series, is greater than such holder's interest (proportionate share), and shall reimburse such holder for all legal and other expenses reasonably incurred by such holder in connection with any such claim or liability. The rights accruing to a holder under the Registrant's Declaration of Trust shall not exclude any other right to which such holder may be lawfully entitled, not shall anything contained herein restrict the right of the Registrant to indemnify or reimburse a holder in any appropriate situation even though not specifically provided herein. Notwithstanding the indemnification procedure described above, it is intended that each holder of an interest in a series shall remain jointly and severally liable to the creditors of that series as a legal matter. The liabilities of a particular series and the right to indemnification granted hereunder to holders of interests in such series shall not be enforceable against any other series or holders of interests in any other series.

          Section 9 of the Management Agreement between the Registrant and Neuberger & Berman Management Incorporated ("N&B Management") provides that neither N&B Management nor any director, officer or employee of N&B Management performing services for any series of the Registrant (each a "Series") at the direction or request of N&B Management in connection with N&B Management's discharge of its obligations under the Agreement shall be liable for any error of judgment or mistake of law or for any loss suffered by a Series in connection with any matter to which the Agreement relates; provided, that nothing in the Agreement shall be construed (i) to protect N&B Management against any liability to the Registrant or a Series thereof or its interest holders to which N&B Management would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of N&B Management's duties, or by reason of N&B Management's reckless disregard of its obligations and duties under the Agreement, or (ii) to protect any director, officer or employee of N&B Management who is or was a Trustee or officer of the Registrant against any liability to the Registrant or a Series thereof or its interest holders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office with the Registrant.

          Section 1 of the Sub-Advisory Agreement between the Registrant and Neuberger & Berman, LLC ("Sub-Adviser") provides that in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties, or of reckless disregard of its duties and obligations under the Agreement, the Sub-Adviser will not be subject to liability for any act or omission or any loss suffered by any Series of the Registrant or its interest holders in connection with the matters to which the Agreement relates.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("1933 Act") may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

Item 28.  Business and Other Connections of Adviser and Sub-Adviser

          Information as to any other business, profession, vocation or employment of a substantial nature in which each director or officer of N&B Management and each principal of the Sub-Adviser is, or at any time during the past two years has been, engaged for his or her own account or in the capacity of director, officer, employee, partner or trustee is incorporated herein by reference to Item 28 in Part C of Statement 25.

Item 29.  Principal Underwriters

          Not applicable.

Item 30.  Location of Accounts and Records

          All accounts,  books and other documents  required to be maintained by
Section 31(a) of the Investment Company Act of 1940, as amended, and the rules promulgated thereunder with respect to the Registrant are maintained at the offices of State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, except for the Registrant's Declaration of Trust and Bylaws, minutes of meetings of the Registrant's Trustees and shareholders and the Registrant's policies and contracts, which are maintained at the offices of Registrant, 605 Third Avenue, New York, New York 10158.

Item 31.  Management Services

          Other than as set forth in Parts A and B of this Registration Statement, the Registrant is not a party to any management-related service contract.

Item  32. Undertakings

          None.

                                   SIGNATURES

         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 3 to the Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and the State of New York on the 14th day of October, 1997.


                                   ADVISERS MANAGERS TRUST




                          By:      /s/ Lawrence Zicklin
                                   Lawrence Zicklin
                                   President, Trustee and
                                   Principal Executive Officer

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    EXHIBITS
                                      FILED
                                      WITH

                                 AMENDMENT NO. 3
                                     TO THE
                             REGISTRATION STATEMENT

                                       OF

                             ADVISERS MANAGERS TRUST

                                INDEX TO EXHIBITS
                              (for Amendment No. 3)


Exhibit No.
Under Part C
of Form N-1A                    Name of Exhibit


1(b) Establishment and Designation of New Series and Schedule A identifying Series of Registrant.

8 (e) Form of Letter Agreement adding AMT Mid-Cap Growth Investments and AMT Guardian Investments to the Custodian Contract and Transfer Agency Agreement.

8(f) Schedule designating Series of Registrant subject to the Custodian Contract.

9(d) Schedule designating Series of Registrant subject to the Transfer Agency Agreement.

17                 Financial Data Schedules.